Exhibit 99.1

HighPeak Energy, Inc. Announces Third Quarter 2025 Financial and Operating Results and

Recent Management Changes

Fort Worth, Texas, November 5, 2025 (GLOBE NEWSWIRE) - HighPeak Energy, Inc. (“HighPeak” or the “Company”) (NASDAQ: HPK) today announced financial and operating results for the quarter ended September 30, 2025, and recent management changes.

Highlights

Third Quarter 2025

●	Sales volumes averaged approximately 47.8 thousand barrels of crude oil equivalent per day (“MBoe/d”), consistent with the second quarter.
●

Net loss was $18.3 million, or ($0.15) per diluted share and EBITDAX (a non-GAAP financial measure defined and reconciled below) was $139.9 million, or $1.01 per diluted share. Adjusted net income (a non-GAAP financial measure defined and reconciled below) was $3.8 million or $0.03 per diluted share.

●	Capital expenditures were $86.6 million, excluding acquisitions, a reduction of over 30% compared to the second quarter.
●	Lease operating expenses averaged $6.57 per Boe, excluding workover expenses, consistent with the first half of 2025.
●	Extended all debt maturities to September 2028 and increased liquidity by over $170 million.

Recent Events

●	On September 16, 2025, the Company announced the appointment of Michael Hollis as President and Interim Chief Executive Officer and Daniel Silver as a director of the Board.
●	On November 5, 2025, the Company announced Michael Hollis as permanent Chief Executive Officer and Jason Edgeworth, member of the Board since 2023, as Chairman of the Board.
●	On November 4, 2025, the Company’s Board of Directors declared a quarterly dividend of $0.04 per common share outstanding payable in December 2025.

HighPeak President and Chief Executive Officer, Michael Hollis, said “I’m honored to step in as HighPeak’s next CEO. With our new Chairman of the Board and the entire team pulling in the same direction, we’re moving forward with purpose and a sense of urgency. We know we have some issues to fix: our debt is high, and we have, at times, drifted without a clear long-term plan. We will rebuild trust the only way that works — through steady, consistent results. We will run a tight, disciplined operation built on sound business principles. Our assets are strong, our people are capable, and our commitment to managing cash flow and capital is steadfast.”

Third Quarter 2025 Operational Update

HighPeak’s sales volumes during the third quarter of 2025 averaged 47.8 MBoe/d. Third quarter sales volumes consisted of approximately 66% crude oil and 83% liquids.

The Company averaged one drilling rig and less than one frac crew during the third quarter, drilled 6 gross (6.0 net) horizontal wells and turned-in-line 9 gross (8.9 net) producing wells. On September 30, 2025, the Company had 19 gross (19.0 net) horizontal wells in various stages of drilling and completion.

The Company picked up a second drilling rig in early October and recently finished its second simul-frac completion operation on a six well pad in its Flat Top operating area.

Third Quarter 2025 Financial Results

HighPeak reported net loss of $18.3 million for the third quarter of 2025, or ($0.15) per diluted share, and EBITDAX of $139.9 million, or $1.01 per diluted share.  Adjusted net income (a non-GAAP financial measure defined and reconciled below) was $2.9 million or $0.02 per diluted share. Upon closing the amendment to our Term Loan Credit Agreement on August 1, 2025, the Company recognized a combined loss on extinguishment of debt of $25.4 million, including the remaining unamortized debt issuance costs of $9.2 million, the remaining unamortized original issue discount of $11.5 million and $4.7 million in premiums paid to exiting lenders.

Third quarter average realized prices were $65.63 per Bbl of crude oil, $17.40 per Bbl of NGL and $1.07 per Mcf of natural gas, resulting in an overall realized price of $42.91 per Boe, or 66% of the weighted average of NYMEX crude oil prices, excluding the effects of derivatives. Including the effects of derivatives, third quarter average realized prices were $65.60 per Bbl of crude oil, $17.40 per Bbl of NGL and $1.92 per Mcf of natural gas, resulting in an overall realized price of $43.74 per Boe. HighPeak’s cash costs for the third quarter were $11.97 per Boe, including lease operating expenses of $6.57 per Boe, workover expenses of $1.00 per Boe, production and ad valorem taxes of $2.28 per Boe and G&A expenses of $2.12 per Boe. As a result, the Company’s unhedged EBITDAX per Boe was $30.94 per Boe, or 72% of the overall realized price per Boe for the quarter. The increase in the Company’s third quarter G&A was primarily attributable to legal and severance costs related to the retirement of our former Chairman and CEO.

HighPeak’s total capital expenditures, excluding acquisitions, for the third quarter of 2025 were $86.6 million, a decrease of 31% compared with the second quarter of 2025.

Hedging

Crude oil. As of September 30, 2025, HighPeak had the following outstanding crude oil derivative instruments and the weighted average crude oil prices and premiums payable per barrel (“Bbl”):

Settlement Month	Settlement Year	Type of Contract	Bbls Per Day	Index	Swap Price per Bbl	Costless Collar Floor Price per Bbl	Costless Collar Ceiling Price per Bbl
Crude Oil:
Oct – Dec	2025	Swap	1,800	WTI Cushing	$63.77	$—	$—
Oct – Dec	2025	Basis Swap	20,000	Argus WTI Cushing	$0.97	$—	$—
Oct – Dec	2025	Costless Collar	15,850	WTI Cushing	$—	$60.53	$69.65
Jan – Mar	2026	Swap	2,000	WTI Cushing	$63.14	$—	$—
Jan – Mar	2026	Costless Collar	14,350	WTI Cushing	$—	$60.58	$69.92
Apr – Jun	2026	Swap	1,000	WTI Cushing	$63.25	$—	$—
Apr – Jun	2026	Costless Collar	12,350	WTI Cushing	$—	$59.87	$66.82
Jul – Sep	2026	Swap	1,000	WTI Cushing	$63.25	$—	$—
Jul – Sep	2026	Costless Collar	12,000	WTI Cushing	$—	$59.83	$66.84
Oct – Dec	2026	Swap	1,000	WTI Cushing	$63.25	$—	$—
Oct – Dec	2026	Costless Collar	9,800	WTI Cushing	$—	$59.80	$65.31
Jan – Mar	2027	Swap	1,000	WTI Cushing	$63.25	$—	$—
Jan – Mar	2027	Costless Collar	8,900	WTI Cushing	$—	$59.78	$65.24

The Company’s crude oil derivative contracts detailed above are based on reported settlement prices on the New York Mercantile Exchange for West Texas Intermediate (“WTI Cushing”) pricing.

Natural gas. As of September 30, 2025, the Company had the following outstanding natural gas derivative instruments and the weighted average natural gas prices payable per MMBtu.

Settlement Month	Settlement Year	Type of Contract	MMBtu Per Day	Index	Price per MMBtu
Natural Gas:
Oct – Dec	2025	Swap	30,000	HH	$4.43
Jan – Mar	2026	Swap	30,000	HH	$4.39
Apr – Jun	2026	Swap	30,000	HH	$4.30
Jul – Sep	2026	Swap	30,000	HH	$4.30
Oct – Dec	2026	Swap	30,000	HH	$4.30
Jan – Mar	2027	Swap	19,667	HH	$4.30

The Company’s natural gas derivative contracts detailed above are based on reported settlement prices on the New York Mercantile Exchange for Henry Hub (“HH”) pricing.

Dividends

During the third quarter of 2025, HighPeak’s Board of Directors approved a quarterly dividend of $0.04 per share, or $5.0 million in dividends paid to stockholders during the quarter. In addition, in November 2025, the Company’s Board of Directors declared a quarterly dividend of $0.04 per share, or approximately $5.0 million in dividends, to be paid on December 23, 2025, to stockholders of record on December 1, 2025.

Conference Call

HighPeak will host a conference call and webcast on Thursday, November 6, 2025, at 11:00 a.m. Central Time for investors and analysts to discuss its results for the third quarter of 2025. Conference call participants may register for the call here. Access to the live audio-only webcast and replay of the earnings release conference call may be found here. A live broadcast of the earnings conference call will also be available on the HighPeak Energy website at www.highpeakenergy.com under the “Investors” section of the website. A replay will also be available on the website following the call.

When available, a copy of the Company’s earnings release, investor presentation and Quarterly Report on Form 10-Q may be found on its website at www.highpeakenergy.com.

Conference Participation

HighPeak Energy will participate in the upcoming Bank of America Securities Global Energy Conference 2025, to be held from November 11-12, 2025, located at the St. Regis hotel in Houston, Texas.

About HighPeak Energy, Inc.

HighPeak Energy, Inc. is a publicly traded independent crude oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of unconventional crude oil and natural gas reserves in the Midland Basin in West Texas. For more information, please visit our website at www.highpeakenergy.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release contains forward-looking statements that involve risks and uncertainties. When used in this document, the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “continue,” “may,” “will,” “could,” “should,” “future,” “potential,” “estimate” or the negative of such terms and similar expressions as they relate to HighPeak Energy, Inc. (“HighPeak Energy” or the “Company”) are intended to identify forward-looking statements, which are generally not historical in nature. The forward-looking statements are based on the Company's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond the Company's control. For example, the Company’s review of strategic alternatives may not result in a sale of the Company, a recommendation that a transaction occur or result in a completed transaction, and any transaction that occurs may not increase shareholder value, in each case as a result of such risks and uncertainties.

These risks and uncertainties include, among other things, the results of the strategic review being undertaken by the Company’s Board and the interest of prospective counterparties, the Company’s ability to realize the results contemplated by its 2025 guidance, volatility of commodity prices, political instability or armed conflicts in crude or natural gas producing regions such as the ongoing war between Russia and Ukraine and conflicts in the Middle East, product supply and demand, the impact of a widespread outbreak of an illness, such as the coronavirus disease pandemic, on global and U.S. economic activity, competition, OPEC+ policy decisions, potential new trade policies, such as tariffs, could adversely affect the Company’s operations, business and profitability, inflationary pressures on costs of oilfield goods, services and personnel, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities, access to and availability of transportation, processing, fractionation, refining and storage facilities, HighPeak Energy's ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to any credit facility and derivative contracts entered into by HighPeak Energy, if any, and purchasers of HighPeak Energy's oil, natural gas liquids and natural gas production, uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future, the assumptions underlying forecasts, including forecasts of production, expenses, cash flow from sales of oil and gas and tax rates, quality of technical data, environmental and weather risks, including the possible impacts of climate change, cybersecurity risks and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other filings with the SEC. The Company undertakes no duty to publicly update these statements except as required by law.

Reserve engineering is a process of estimating underground accumulations of hydrocarbons that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. Reserves estimates included herein may not be indicative of the level of reserves or PV-10 value of oil and natural gas production in the future. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions could impact HighPeak’s strategy and change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

Use of Projections

The financial, operational, industry and market projections, estimates and targets in this press release and in the Company’s guidance (including production, operating expenses and capital expenditures in future periods) are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the financial, operational, industry and market projections, estimates and targets, including assumptions, risks and uncertainties described in “Cautionary Note Regarding Forward-Looking Statements” above. These projections are speculative by their nature and, accordingly, are subject to significant risk of not being actually realized by the Company. Projected results of the Company for 2025 are particularly speculative and subject to change. Actual results may vary materially from the current projections, including for reasons beyond the Company’s control. The projections are based on current expectations and available information as of the date of this release. The Company undertakes no duty to publicly update these projections except as required by law.

Drilling Locations

The Company has estimated its drilling locations based on well spacing assumptions and upon the evaluation of its drilling results and those of other operators in its area, combined with its interpretation of available geologic and engineering data. The drilling locations actually drilled on the Company’s properties will depend on the availability of capital, regulatory approvals, commodity prices, costs, actual drilling results and other factors. Any drilling activities conducted on these identified locations may not be successful and may not result in additional proved reserves. Further, to the extent the drilling locations are associated with acreage that expires, the Company would lose its right to develop the related locations.

HighPeak Energy, Inc.

Unaudited Condensed Consolidated Balance Sheet Data

(In thousands)

	September 30, 2025	December 31, 2024
Current assets:
Cash and cash equivalents	$164,913	$86,649
Accounts receivable	54,556	85,242
Derivative instruments	17,335	7,582
Inventory	9,906	10,952
Prepaid expenses	4,628	4,587
Total current assets	251,338	195,012
Crude oil and natural gas properties, using the successful efforts method of accounting:
Proved properties	4,358,116	3,959,545
Unproved properties	67,887	70,868
Accumulated depletion, depreciation and amortization	(1,495,689)	(1,184,684)
Total crude oil and natural gas properties, net	2,930,314	2,845,729
Other property and equipment, net	3,052	3,201
Derivative instruments	3,083	—
Other noncurrent assets	16,975	19,346
Total assets	$3,204,762	$3,063,288

Current liabilities:
Current portion of long-term debt	$30,000	$120,000
Accounts payable – trade	44,623	74,011
Revenues and royalties payable	29,966	26,838
Other accrued liabilities	24,057	22,196
Accrued capital expenditures	23,162	35,170
Operating leases	885	719
Derivative instruments	—	5,380
Advances from joint interest owners	—	316
Total current liabilities	152,693	284,630
Noncurrent liabilities:
Long-term debt, net	1,162,300	928,384
Deferred income taxes	246,469	232,398
Asset retirement obligations	15,699	14,750
Derivative instruments	772	—
Operating leases	327	670

Stockholders’ equity
Common stock	13	13
Additional paid-in capital	1,163,203	1,166,609
Retained earnings	463,286	435,834
Total stockholders’ equity	1,626,502	1,602,456
Total liabilities and stockholders’ equity	$3,204,762	$3,063,288

HighPeak Energy, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Operating revenues:
Crude oil sales	$190,773	$270,636	$633,920	$827,595
NGL and natural gas sales	(1,911)	942	12,790	7,013
Total operating revenues	188,862	271,578	646,710	834,608
Operating costs and expenses:
Crude oil and natural gas production	33,312	35,413	102,600	98,482
Production and ad valorem taxes	10,016	15,412	37,559	46,410
Exploration and abandonments	2,278	362	3,651	1,027
Depletion, depreciation and amortization	100,636	136,578	311,187	395,121
Accretion of discount	285	241	785	722
General and administrative	9,329	4,971	21,345	14,391
Stock-based compensation	177	3,753	442	11,326
Total operating costs and expenses	156,033	196,730	447,569	567,479
Other expense	222	1,404	2,711	3,405
Income from operations	32,607	73,444	166,430	263,724
Interest and other income	1,165	2,172	2,336	6,964
Interest expense	(37,150)	(42,579)	(110,550)	(129,204)
Gain (loss) on derivative instruments, net	6,913	32,334	25,432	(23,411)
Loss on extinguishment of debt	(25,437)	—	(25,437)	—
(Loss) income before income taxes	(21,902)	65,371	58,211	118,073
Provision for income taxes	(3,567)	15,438	14,035	31,985
Net (loss) income	$(18,335)	$49,933	$44,176	$86,088
(Loss) earnings per share:
Basic net (loss) income	$(0.15)	$0.36	$0.32	$0.62
Diluted net (loss) income	$(0.15)	$0.35	$0.32	$0.60

Weighted average shares outstanding:
Basic	124,807	124,988	124,807	125,595
Diluted	124,807	129,094	125,587	129,581

Dividends declared per share	$0.04	$0.04	$0.12	$0.12

HighPeak Energy, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$44,176	$86,088
Adjustments to reconcile net income to net cash provided by operations:
Provision for deferred income taxes	14,071	30,898
Loss on extinguishment of debt	25,437	—
(Gain) loss on derivative instruments	(25,432)	23,411
Cash received (paid) on settlement of derivative instruments	7,988	(11,897)
Amortization of debt issuance costs	5,215	6,199
Amortization of discounts on long-term debt	5,714	7,385
Stock-based compensation expense	442	11,326
Accretion expense	785	722
Depletion, depreciation and amortization	311,187	395,121
Exploration and abandonment expense	2,874	386
Changes in operating assets and liabilities:
Accounts receivable	30,686	18,145
Prepaid expenses, inventory and other assets	3,334	(12,387)
Accounts payable, accrued liabilities and other current liabilities	(7,973)	(4,524)
Net cash provided by operating activities	418,504	550,873
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to crude oil and natural gas properties	(394,395)	(452,148)
Changes in working capital associated with crude oil and natural gas property additions	(28,473)	(13,214)
Acquisitions of crude oil and natural gas properties	(4,475)	(10,367)
Proceeds from sales of properties	570	118
Other property additions	(31)	(216)
Net cash used in investing activities	(426,804)	(475,827)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under Term Loan Credit Agreement	180,000	—
Borrowings under Senior Credit Facility Agreement	30,000	—
Repayments under Term Loan Credit Agreement	(60,000)	(90,000)
Repayments under Senior Credit Facility Agreement	(30,000)	—
Dividends paid	(15,545)	(15,082)
Debt issuance costs	(7,700)	(58)
Premium on extinguishment of debt	(4,750)	—
Cash paid for tax withholding on vested equity awards	(3,849)	—
Dividend equivalents paid	(1,593)	(1,602)
Proceeds from exercise of warrants	1	1
Repurchased shares under buyback program	—	(27,247)
Net cash provided by (used in) financing activities	86,564	(133,988)
Net increase (decrease) in cash and cash equivalents	78,264	(58,942)
Cash and cash equivalents, beginning of period	86,649	194,515
Cash and cash equivalents, end of period	$164,913	$135,573

HighPeak Energy, Inc.

 Unaudited Summary Operating Highlights

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Average Daily Sales Volumes:
Crude oil (Bbls)	31,594	38,710	34,552	38,581
NGLs (Bbls)	8,279	6,497	7,824	5,890
Natural gas (Mcf)	47,795	36,831	44,862	32,418
Total (Boe)	47,839	51,346	49,853	49,874

Average Realized Prices (excluding effects of derivatives):
Crude oil per Bbl	$65.63	$75.99	$67.20	$78.29
NGL per Bbl	$17.40	$21.14	$20.55	$21.96
Natural gas per Mcf	$1.07	$0.42	$1.61	$0.58
Total per Boe	$42.91	$57.49	$47.52	$61.07

Margin Data ($ per Boe):
Average price	$42.91	$57.49	$47.52	$61.07
Lease operating expenses	(6.57)	(7.12)	(6.58)	(6.74)
Expense workovers	(1.00)	(0.38)	(0.96)	(0.47)
Production and ad valorem taxes	(2.28)	(3.26)	(2.76)	(3.40)
	$33.06	$46.73	$37.22	$50.46

HighPeak Energy, Inc.

Unaudited Earnings Per Share Details

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net (loss) income as reported	$(18,335)	$49,933	$44,176	$86,088
Participating basic earnings	(531)	(4,835)	(4,129)	(8,280)
Basic (losses) earnings attributable to common shareholders	(18,866)	45,098	40,047	77,808
Reallocation of participating earnings	—	66	14	102
Diluted net (loss) income attributable to common shareholders	$(18,866)	$45,164	$40,061	$77,910

Basic weighted average shares outstanding	124,807	124,988	124,807	125,595
Dilutive warrants and unvested stock options	—	1,952	—	1,832
Dilutive unvested restricted stock	—	2,154	780	2,154
Diluted weighted average shares outstanding	124,807	129,094	125,587	129,581

Net (loss) income per share attributable to common shareholders:
Basic	$(0.15)	$0.36	$0.32	$0.62
Diluted	$(0.15)	$0.35	$0.32	$0.60

HighPeak Energy, Inc.

Unaudited Reconciliation of Net Income to EBITDAX, Discretionary Cash Flow and Net Cash Provided by Operations

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net (loss) income	$(18,335)	$49,933	$44,176	$86,088
Interest expense	37,150	42,579	110,550	129,204
Interest and other income	(1,165)	(2,172)	(2,336)	(6,964)
Provision for income taxes	(3,567)	15,438	14,035	31,985
Depletion, depreciation and amortization	100,636	136,578	311,187	395,121
Accretion of discount	285	241	785	722
Exploration and abandonment expense	2,278	362	3,651	1,027
Stock based compensation	177	3,753	442	11,326
Derivative related noncash activity	(3,266)	(33,775)	(17,444)	11,514
Loss on extinguishment of debt	25,437	—	25,437	—
Other expense	222	1,404	2,711	3,405
EBITDAX	139,852	214,341	493,194	663,428
Cash interest expense	(35,191)	(38,020)	(99,621)	(115,620)
Other (a)	715	53	(1,117)	1,831
Discretionary cash flow	105,376	176,374	392,456	549,639
Changes in operating assets and liabilities	14,863	729	26,048	1,234
Net cash provided by operating activities	$120,239	$177,103	$418,504	$550,873

(a) includes interest and other income net of current tax expense, other expense and operating portion of exploration and abandonment expenses.

HighPeak Energy, Inc.

Unaudited Reconciliation of Net Cash Provided by Operations and Free Cash Flow

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$120,239	$177,103	$418,504	$550,873
Add back net change in operating assets and liabilities	(14,863)	(729)	(26,048)	(1,234)
Operating cash flow before working capital changes	105,376	176,374	392,456	549,639
Additions to crude oil and natural gas properties	(88,238)	(140,251)	(394,395)	(452,148)
Changes in working capital associated with crude oil and natural gas property additions	(15,566)	(7,988)	(28,473)	(13,214)
Free cash flow	$1,572	$28,135	$(30,412)	$84,277

HighPeak Energy, Inc.

Unaudited Reconciliation of Net Income to Adjusted Net Income

(in thousands, except per share data)

	Three Months Ended September 30, 2025		Nine Months Ended September 30, 2025
	Amounts	Amounts per Diluted Share	Amounts	Amounts per Diluted Share
Net (loss) income	$(18,335)	$(0.15)	$44,176	$0.32
Noncash derivative gain, net	(3,266)	(0.03)	(17,444)	(0.13)
Loss on extinguishment of debt	25,437	0.21	25,437	0.19
G&A expense related to CEO retirement	3,412	0.03	3,412	0.03
Abandoned leasehold and p&a expenses	2,014	0.02	2,874	0.02
Other expense	222	0.00	2,711	0.02
Stock-based compensation	177	0.00	442	0.00
Income tax adjustment for above items *	(5,879)	(0.05)	(3,661)	(0.03)
Adjusted net income	$3,782	$0.03	$57,947	$0.42

* Assuming a 21% tax rate

Investor Contact:

Ryan Hightower

Executive Vice President

817.850.9204

rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.